As filed with the Securities and Exchange Commission on June 10, 2009
Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
 UNDER
 THE SECURITIES ACT OF 1933

Micrus Endovascular Corporation
(Exact name of registrant as specified in its charter)

Delaware	23-2853441
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

821 Fox Lane, San Jose, CA 95131
 (Address of principal executive offices) (Zip Code)

 2005 Equity Incentive Plan
 2005 Employee Stock Purchase Plan
 (Full title of the Plans)

John T. Kilcoyne
 Chairman of the Board and Chief Executive Officer
 Micrus Endovascular Corporation
 821 Fox Lane, San Jose, CA 95131
 (Name and address of agent for service)

(408) 433-1400
 (Telephone number, including area code, of agent for service)

Copy to:
 Glen R. Van Ligten, Esq.
 Orrick, Herrington & Sutcliffe LLP
 1020 Marsh Road, Menlo Park , CA 94025
 (650) 614-7400

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company.  See the definitions of “large accelerated filer”, “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):
Large accelerated filer   ☐                                                                                                Accelerated filer   ☑
Non-accelerated filer   ☐                                                                                     Smaller reporting company   ☐
(Do not check if smaller reporting company)

CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
Title of Securities	Amount	Maximum	Maximum
to be	to be	Offering Price	Aggregate	Amount of
Registered	Registered(1)	Per Share	Offering Price	Registration Fee
Common Stock $0.01 par value per share (2005 Equity Incentive Plan)	1,333,332(2)	$8.785(3)	$11,713,321.62(3)	$653.61
Common Stock $0.01 par value per share (2005 Employee Stock Purchase Plan)	444,444	$7.46725(4)	$3,318,774.46(4)	$185.19
TOTAL:	1,777,776		$15,032,096.08	$838.80

(1)
Pursuant to Rule 416 under the Securities Act of 1933, this Registration Statement also covers additional securities that may be issued under the 2005 Equity Incentive Plan or the 2005 Employee Stock Purchase Plan as a result of stock splits, stock dividends or similar transactions.

(2)
27,274 shares of Common Stock that were previously registered for issuance under the Registrant’s 1998 Stock Plan pursuant to the Registration Statement on Form S-8 filed on June 30, 2005 (No. 333-126270) and which have not been issued pursuant to the Registrant’s 1998 Stock Plan, have been transferred to the Registrant’s 2005 Equity Incentive Plan for issuance pursuant to that plan. A registration fee of $13.93 was paid for such shares at the time that the foregoing Registration Statement was filed. A post-effective amendment to the foregoing Registration Statement has been filed with the Securities and Exchange Commission explaining that the 27,274 shares of Common Stock have been transferred from the 1998 Stock Plan to the 2005 Equity Incentive Plan.

(3)
Calculated solely for purposes of this offering under Rule 457(h) of the Securities Act of 1933, as amended, on the basis of the average of the high ($8.90) and low ($8.67) prices per share of the Registrant’s Common Stock on June 8, 2009, as reported by The Nasdaq Global Market.

(4)
Calculated solely for purposes of this offering under Rule 457(h) of the Securities Act of 1933, as amended, on the basis of the average of the high ($8.90) and low ($8.67) prices per share of the Registrant’s Common Stock on June 8, 2009, as reported by The Nasdaq Global Market, multiplied by 85%, which is the percentage of the trading purchase price applicable to purchases under the referenced plan.

EXPLANATORY NOTE

     On June 30, 2005, the Registrant filed with the Securities and Exchange Commission a Registration Statement on Form S-8 (Registration No. 333-126270) (the “Form S-8”) registering 2,355,373 shares of the Registrant’s Common Stock, par value $0.01 per share, to be issued pursuant to the Registrant’s 1998 Stock Plan (the “1998 Plan”), 2,394,592 shares to be issued pursuant to the Registrant’s 2005 Equity Incentive Plan (the “2005 Plan”) and 222,222 shares to be issued pursuant to the Registrant’s 2005 Employee Stock Purchase Plan (the “2005 ESPP”).

On August 15, 2007, the Registrant filed with the Securities and Exchange Commission a Registration Statement on Form S-8 (Registration No. 333-145481) registering 1,333,332 shares of the Registrant’s Common Stock, par value $0.01 per share, to be issued pursuant to the 2005 Plan and 444,444 shares to be issued pursuant to the 2005 ESPP.

     Under the 2005 Plan and the 2005 ESPP, on the first day of each fiscal year beginning in 2006 and ending in 2015, the number of shares of the Registrant’s Common Stock reserved for issuance under each plan shall be automatically increased. Pursuant to these provisions, on April 1, 2008 and again on April 1, 2009 the number of shares of the Registrant’s Common Stock reserved for issuance pursuant to the 2005 Plan increased by 666,666 shares and the number of shares of the Registrant’s Common Stock reserved for issuance pursuant to the 2005 ESPP increased by 222,222 shares (a total of 1,333,332 for the 2005 Plan and 444,444 for the 2005 ESPP).

     In addition, under the 2005 Plan, all shares of the Registrant’s Common Stock that are issuable upon the exercise of stock options previously granted under the 1998 Plan that expire or become unexercisable for any reason automatically become available for issuance under the 2005 Plan. Between July 1, 2007 and March 31, 2009, the total number of shares of the Registrant’s Common Stock subject to stock options previously granted under the 1998 Plan that have expired or become unexercisable for any reason and, therefore, that became available for issuance under the 2005 Plan, was 27,274 shares.

     All of the information contained in the Form S-8 shall be incorporated herein by reference.

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SIGNATURES
EXHIBIT INDEX
EXHIBIT 5.1
EXHIBIT 23.1
EXHIBIT 23.2
EXHIBIT 24.1
EXHIBIT 99.1
EXHIBIT 99.2

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California on June 10, 2009.

MICRUS ENDOVASCULAR CORPORATION
By:	/s/ JOHN T. KILCOYNE
John T. Kilcoyne
Chairman of the Board and Chief Executive Officer

POWER OF ATTORNEY

KNOW BY ALL PERSONS BY THESE PRESENTS:

          That the undersigned officers and directors of Micrus Endovascular Corporation, a Delaware corporation, do hereby constitute and appoint John T. Kilcoyne and Gordon T. Sangster, or any of them, the lawful attorney-in-fact and agent with full power and authority to do any and all acts and things and to execute any and all instruments which said attorney and agent determines may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms all that said attorney and agent shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

          IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

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Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date

/s/ JOHN T. KILCOYNE	Chairman and Chief Executive Officer	June 10, 2009
John T. Kilcoyne	(Principal Executive Officer)

/s/ GORDON T. SANGSTER	Chief Financial Officer	June 10, 2009
Gordon T. Sangster	(Principal Financial and Accounting Officer)

/s/ MICHAEL EAGLE	Director	June 10, 2009
Michael Eagle

/s/ MICHAEL R. HENSON	Director	June 10, 2009
Michael R. Henson

/s/ FRED HOLUBOW	Director	June 10, 2009
Fred Holubow

/s/ L. NELSON HOPKINS	Director	June 10, 2009
L. Nelson Hopkins, M.D.

/s/ FRANCIS J. SHAMMO	Director	June 10, 2009
Francis J. Shammo

/s/ JEFFREY H. THIEL	Director	June 10, 2009
Jeffrey H. Thiel

/s/ GREGORY H. WOLF	Director	June 10, 2009
Gregory H. Wolf

A majority of the Board of Directors

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EXHIBIT INDEX

Exhibit Number	Description

5.1	Opinion and Consent of Orrick, Herrington & Sutcliffe LLP.

23.1	Consent of Independent Registered Public Accounting Firm.

23.2	Consent of Orrick, Herrington & Sutcliffe LLP (included in Exhibit 5.1 to the Registration Statement).

24.1	Power of Attorney (included on signature page to this Registration Statement).

99.1
2005 Equity Incentive Plan (filed as Exhibit 10.39 to the Registrant’s Annual Report on Form 10-K for the year ended March 31, 2009 filed on June 10, 2009, and incorporated herein by reference) and related agreements (filed as Exhibits 10.2 and 10.3 to the Registrant’s Quarterly Report on Form 10-Q filed on August 15, 2005, and incorporated herein by reference).

99.2
2005 Employee Stock Purchase Plan (filed as Exhibit 10.4 of Amendment No. 6 to the Registrant’s Registration Statement on Form S-1 filed on June 13, 2005 (Registration No. 333-123154), and incorporated herein by reference).